EXHIBIT 5

                              [Dechert Letterhead]


July 13, 2000


Rheometric Scientific, Inc.
One Possumtown Road
Piscataway, NJ 08854

Re: 250,000 Shares of Common Stock, as described in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 referred to below


Ladies and Gentlemen:

We have acted as counsel to Rheometric Scientific, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 250,000 shares (the "Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), none of which have been issued and all of which are subject to issuance (the "Option Shares"), pursuant to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's 1996 Stock Option Plan, as amended (the "Plan").

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that the Option Shares have been duly and validly authorized by the Company, and that the Option Shares issuable upon exercise of the stock options granted under the Plan, when issued upon exercise of such stock options in accordance with the terms of the Plan and option agreements, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

Our opinion contained herein relates solely to the New Jersey Business Corporation Act and the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,


/s/ Dechert